SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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FIRSTBANK CORPORATION
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS FIRSTBANK CORPORATION 311 Woodworth Avenue P.O. Box 1029 Alma, Michigan 48801

Dear Shareholder:

We invite you to attend the 2007 annual meeting of the shareholders of Firstbank Corporation. This year’s meeting will be held at the Heritage Center on the campus of Alma College, West Superior Street, Alma, Michigan 48801, on Monday, April 23, 2007 at 4:30 p.m. (Alma time) to consider and vote upon:

        1.        The election of three directors to hold office for three year terms.

        2.        Any other business that may properly come before the meeting or any adjournment of the meeting.

        Shareholders of record at the close of business on March 2, 2007, will be entitled to vote at the annual meeting and any adjournment of the meeting.

BY ORDER OF THE BOARD OF DIRECTORS, /s/ Samuel G. Stone Samuel G. Stone, Executive Vice President, Chief Financial Officer, Secretary, and Treasurer

Alma, Michigan
March 13, 2007

IMPORTANT

All shareholders are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person and if you have submitted a proxy card, it will not be necessary for you to vote in person at the meeting. However, if you attend the meeting and wish to change your proxy vote, you will be given an opportunity to do so.

PROXY STATEMENT

FIRSTBANK CORPORATION
311 Woodworth Avenue
P.O. Box 1029
Alma, Michigan 48801
Telephone: (989) 463-3131

ANNUAL MEETING OF SHAREHOLDERS

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Firstbank Corporation (the “Corporation”) to be voted at the annual meeting of its shareholders, to be held at the Heritage Center on the campus of Alma College, West Superior Street, Alma, Michigan 48801, on Monday, April 23, 2007, at 4:30 p.m. (Alma time), and at any adjournment of the meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and form of proxy are first being sent to shareholders on or about March 23, 2007.

        If a proxy in the accompanying form is properly executed, duly returned, and not revoked, the shares represented by the proxy will be voted at the annual meeting of the Corporation’s shareholders and at any adjournment of that meeting. Where a shareholder specifies a choice, a proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for election of all nominees of the Board of Directors. The Corporation’s management does not know of any other matters to be presented at the annual meeting. If other matters are presented, the shares represented by proxy will be voted at the discretion of the persons designated as proxies who will take into consideration the recommendations of the Corporation’s management.

        Any shareholder executing a proxy in the enclosed form has the power to revoke it by notifying the Secretary of the Corporation in writing at the address indicated above at any time before it is exercised, or by appearing at the meeting and voting in person.

        Solicitation of proxies is being made by mail. Directors, officers, and regular employees of the Corporation and its subsidiaries may also solicit proxies in person or by telephone without additional compensation. In addition, banks, brokerage firms, and other custodians, nominees, and fiduciaries may solicit proxies from the beneficial owners of shares they hold and may be reimbursed by the Corporation for reasonable expenses incurred in sending proxy material to beneficial owners of the Corporation’s stock. The Corporation will pay all expenses of soliciting proxies.

ELECTION OF DIRECTORS

        Nominations and Voting

        The Board of Directors has nominated Duane A. Carr, David W. Fultz and William E. Goggin for election to the Board of Directors at the annual meeting to serve three year terms that will expire in 2010. Messrs. Carr, Fultz and Goggin are incumbents.

        The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not so selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

        A vote of shareholders holding a plurality of shares voting is required to elect directors. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as shares voted.

        Shareholder nominations may be made directly by a shareholder, or by written notice delivered or mailed to the secretary of the Corporation not less than ten (10) nor more than fifty (50) days prior to the annual meeting. However, if a shareholder wishes the Board of Directors to consider a nomination as a part of a slate of nominees approved by the Board of Directors, the nomination process described below must be followed.

        The Nomination Process

        Director nominees are considered and must be approved by the directors on the Board who are independent under SEC and NASDAQ Standards. The Board searches for potential candidates that it identifies by a variety of means as deemed appropriate by the Board.

        The Board has not established specific minimum age, education, years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, the Board requires that each of its members will have the highest personal and professional ethics, integrity and values; will consistently exercise sound and objective business judgment; and will have a comfort with diversity in its broadest sense. In addition, it is anticipated that the Board as a whole will have individuals with significant appropriate senior management and leadership experience, a comfort with technology, a long-term and strategic perspective, and the ability to advance constructive debate. It will be important for the Board as a whole to operate in an atmosphere where the chemistry of the individuals is a key element.

        The independent directors will consider shareholder nominations for directors submitted in accordance with the following procedure. A notice relating to the nomination must be given in writing to the Corporation not later than sixty (60) days nor more than ninety (90) days prior to the anniversary of the prior year’s annual meeting. Such notice must be accompanied by the nominee’s written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating shareholder and persons acting in concert with the nominating shareholder. There are no differences in the manner in which the independent directors evaluate a candidate that is recommended for nomination for membership on the Corporation’s Board by a shareholder. As of this time, the Board has not received any recommended nominations from any of the Corporation’s shareholders in connection with the Annual Meeting.

        Upon receipt of information concerning a shareholder proposed candidate, the Chair of the Board assesses the Board’s needs, primarily whether or not there is a current or pending vacancy or a possible need to fulfill by adding or replacing a director, and then develops a director profile by comparing the current state of Board characteristics with the desired state and the candidate’s qualifications. The profile and the candidate’s submitted information are provided to the Board for discussion. Similarly, if at any time the Board determines there may be a need to add or replace a director, the Chair of the Board develops a Director profile by comparing the current state of Board characteristics with the desired state. If no candidates are apparent from any source, the Board will determine the appropriate method to conduct a search. The Board has, to date, not paid any third party fee to assist in identifying and evaluating nominees.

        The Corporation has not established a nominating committee because it desires active participation of all Board members in the analysis and process of making nominations. In addition, nominations are approved by directors who are independent, ensuring the integrity of the nomination process in the same manner that establishing a nominating committee would. The Board has not adopted nomination charter provisions but it has adopted a formal written board resolution approving the procedure described above.

        A vote of shareholders holding a plurality of shares voting is required to elect directors. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as shares voted.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR ELECTION OF ALL NOMINEES AS DIRECTORS

VOTING SECURITIES

        At the close of business on March 2, 2007, the record date for determination of the shareholders entitled to vote at the annual meeting, the Corporation had issued and outstanding 6,496,270 shares of its Common Stock, the only class of voting securities presently outstanding. Each share entitles its holder to one vote on each matter to be voted upon at the meeting.

        The Corporation is not aware of any shareholder that is the beneficial owner of more than five percent of the outstanding shares of Common Stock of the Corporation as of March 2, 2007.

        The following table shows certain information concerning the shares of the Corporation beneficially owned by each of the Corporation’s directors and nominees for director, by the executive officers named in the summary compensation table below, and by all directors and executive officers as a group as of December 31, 2006.

	Amount and Nature of Beneficial Ownership(1)

Name of Beneficial Owner	Sole Voting And Investment Power		Shared Voting or Investment Power(2)	Total Beneficial Ownership		Percent of Class

William L. Benear	24,415	(3)(4)	0	24,415	(3)(4)	*

Duane A. Carr	9,019		8,832	17,851		*

David W. Fultz	0		1,130	1,130	(2)	*

William E. Goggin	16,871		7,999	24,870	(2)	*

Jeff A. Gardner	40,646		18,227	58,873	(2)	*

Edward B. Grant	6,935		0	6,935	(1)	*

Dale A. Peters	16,274	(3)(4)	12,151	28,425	(2)(3)(4)	*

David D. Roslund	4,743		698	5,441	(2)	*

Samuel A. Smith	1,529		8,078	9,607	(2)	*

Samuel G. Stone	26,925	(3)(4)	0	26,925	(3)(4)	*

Thomas R. Sullivan	54,268	(3)(4)	0	54,268	(3)(4)	*

James E. Wheeler II	19,616	(3)(4)	21,255	40,871	(2)(3)(4)	*

All Directors and Executive
Officers as a Group (12 Persons)	221,241		78,370	299,611		4.61%

*Represents less than 1 percent of the outstanding shares.

(1)	The numbers of shares stated are based on information furnished by each person listed and includes shares personally owned of record by that person and shares which under applicable regulations are deemed to be otherwise beneficially owned by that person. Under these regulations a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or investment power with respect to the security. Voting power includes the power to vote or to direct the voting of the security. Investment power includes the power to dispose or to direct the disposition of the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.

(2)	Includes shares as to which the indicated person is legally entitled to share voting or investment power by reason of joint ownership, trust, or other contract or property right and shares held by spouses and children over whom the indicated person may have substantial influence by reason of the relationship.
(3)	Includes shares allocated to individual accounts under the 401(k).
(4)	Shares that may be acquired pursuant to stock options that are exercisable within 60 days are included in the table. The number of shares subject to such options for Mr. Benear is 17,286 Mr. Peters is 16,274 shares; Mr. Stone is 18,788 shares; Mr. Sullivan is 17,568 shares; and Mr. Wheeler is 14,314 shares.

BOARD OF DIRECTORS

        The Articles of Incorporation of the Corporation provide that the Board of Directors will be divided into three classes, as nearly equal in number as practicable, with the term of office of one class expiring each year. The present Board of Directors consists of eight persons who are elected to the Board of Directors for terms of three years each by the Corporation’s shareholders.

        Biographical information concerning the current directors and the nominees who are nominated for election to the Board of Directors at the annual meeting is presented below. Except as otherwise indicated, all directors and nominees have had the same principal employment for over five years. With the exception of Mr. Sullivan, the Corporation’s President and Chief Executive Officer, all directors and director nominees have been determined by the Board of Directors to be independent under the NASDAQ Listing Standards.

A.	Nominees for 3-Year Terms Expiring in 2010

Duane A. Carr (age 67) has been a director of Firstbank – Lakeview since April, 1980 and of the Corporation since April, 1998. He is an attorney with the law firm Miel & Carr in Stanton, Michigan. He is also an active farmer in Carr Farms Partnership in Lakeview, Michigan.

David W. Fultz (age 59) has been a director of Firstbank – West Branch since October, 1994 and of the Corporation since 2004. He is the owner of Fultz Insurance Agency located in St. Helen, Michigan and Kirtland Insurance Agency located in Rose City, Michigan.

William E. Goggin (age 61) has been a director of Firstbank – Alma since February, 1974 and of the Corporation since December, 1985. Mr. Goggin has served as Chairman of the Board of the Corporation since 1986 and Chairman of the Board of Firstbank — Alma since 1974. He is an attorney with the law firm Goggin Law Offices in Alma, Michigan.

B.	Directors with 3 Year Terms Expiring in 2008

Edward B. Grant (age 57) has been a director of Firstbank (Mt. Pleasant) since 1988 and of the Corporation since 1990. He has served as Chairman of the Board of Firstbank (Mt. Pleasant) since 1989. Mr. Grant is the General Manager of Public Broadcasting at Central Michigan University. Mr. Grant is a Certified Public Accountant, and holds a Ph.D. in accounting from Michigan State University.

Samuel A. Smith (age 54) has been a director of Firstbank – St. Johns since June, 2000 and of the Corporation since June, 2003. Mr. Smith is the owner of Smith Family Funeral Homes, Inc. headquartered in Elsie, Michigan.

C.	Directors with 3-Year Terms Expiring in 2009

Jeff A. Gardner (age 54) has been a director and vice-chairman of Keystone Community Bank since 1997 and a director of the Corporation since October 2005. Mr. Gardner is President of Gardner Group, which he formed in 1980. Gardner Group provides real estate services throughout southwestern Michigan, including development, construction, management, brokerage and maintenance. Mr. Gardner is a principal in numerous real estate developments, construction projects, and a consulting company. Mr. Gardner holds the designation of Certified Property Manager (CPM).

David D. Roslund (age 66) has been a director of Firstbank – Alma since March, 1990 and of the Corporation since January, 1995. Mr. Roslund, a Certified Public Accountant, is the Administrator of Wilcox Health Care Center, a nursing home facility located in Alma, Michigan. He also is an investor in, and manager of, several local small businesses.

Thomas R. Sullivan (age 56) became President & Chief Executive Officer of Firstbank Corporation in January, 2000. He has served as President, Chief Executive Officer and a Director of Firstbank (Mt. Pleasant) since 1991. He has also served as a director of Firstbank – Alma, Firstbank – West Branch and Firstbank – Lakeview since January, 2000, as a director of Firstbank – St. Johns since June, 2000, and as a director of Keystone Community Bank effective October, 2005. Mr. Sullivan also served as Vice President of the Corporation from 1991 to 1996 and Executive Vice President of the Corporation from 1996 to 2000.

        The Board of Directors of the Corporation held 12 regularly scheduled meetings during 2006. All incumbent directors attended at least 75 percent of all meetings of the Board of Directors and any committees on which they served.

        The Board of Directors of the Corporation does not have a standing nominating committee. All members of the Board of Directors perform the function of the nominating committee. In making nominations for election to the Board of Directors, the Board of Directors will consider recommendations of shareholders. Shareholders who wish to recommend nominees should submit their recommendations in writing, delivered or mailed, to the Secretary of the Corporation.

Independence Of Directors and Attendance at Meetings

        The Board of Directors of the Corporation is composed of a majority of independent directors (as independence is defined in the NASDAQ Listing Standards). During the fiscal year ended December 31, 2006, the Board of Directors of the Corporation and the Banks held a total of 84 regular meetings. Various committees of the Boards held meetings as needed. Each director attended at least seventy-five percent (75%) of the total meetings of the Boards of Directors and meetings of the committees on which they served. The Corporation also encourages all members of the Board to attend the Corporation’s annual meeting of shareholders each year. All members of the Board of Directors of the Corporation attended the Corporation’s 2006 annual meeting.

Communication With the Corporation’s Board of Directors

        Shareholders may communicate with members of the Corporation’s Board by mail addressed to the full Board, a specific member of the Board, or to a particular committee of the Board at 311 Woodworth Avenue. Alma, Michigan 48801.

Code of Ethics

        The Corporation has adopted a Code of Ethics that applies to the Corporation’s executive officers (including the Corporation’s Chief Executive Officer and principal Financial Officer) and all of the directors. The Corporation’s Code of Ethics can be obtained free of charge by sending a request to the Corporation’s corporate secretary at 311 Woodworth Avenue, Alma, Michigan 48801. Any changes or waivers to the Code of Ethics will be disclosed on the Corporation’s website.

Audit Committee

        The Audit Committee oversees the Corporation’s accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. For example, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; appoints and approves the compensation of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the auditors to perform the internal audit functions and services which the independent auditors are not permitted to perform; reviews the financial statements to be included in the Corporation’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Corporation’s quarterly financial statements. The Audit Committee is composed of Messrs. Grant, Roslund, Smith and Fultz. The Audit Committee met 9 times during the fiscal year ended December 31, 2006.

        All members of the Corporation’s Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). Mr. Grant has been designated by the Board as the Audit Committee’s financial expert. Mr. Grant is independent of management, as such term is used in item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. The Corporation has adopted a written Audit Committee Charter which is attached as Exhibit A to the Corporation’s proxy statement for the 2007 Annual Shareholders Meeting. On March 6, 2007, the Audit Committee submitted to the Board the following report.

Audit Committee Report

        We have reviewed and discussed with management the Corporation’s audited consolidated balance sheet as of December 31, 2006 and 2005, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2006.

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board and have discussed with the auditors the auditors’ independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation’s Form 10-K for the year ended December 31, 2006.

Respectfully submitted, Edward B. Grant, CPA, Chairman David D. Roslund, CPA Samuel A Smith David W. Fultz

REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Report

        The Compensation Committee of the Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) or Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted, Jeff A. Gardner, Chairman David W. Fultz David D. Roslund Samuel A. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The compensation committee is comprised of four of the outside members of the Board of Directors of the Corporation. Mr. Sullivan, the President and Chief Executive Officer of the Corporation, has served on the Board of Directors and participated in deliberations concerning compensation of other executive officers. Mr. Sullivan, however, has been excused from meetings at which decisions with respect to his own compensation have been made.

COMPENSATION DISCUSSION AND ANALYSIS

        The following information discusses and analyzes Firstbank Corporation’s compensation policies, programs and practices for the named executive officers.

        Firstbank Corporation has recently updated and adopted a new compensation charter and philosophy. Based on a number of factors, including the new SEC compensation disclosure requirements, the Board of Directors committee has retained Rahmberg Stover and Associates, from Birmingham, Michigan to assist the compensation committee. The compensation committee has adopted the following charter:

        Charter

        The Compensation Committee Charter was adopted by the Board of Directors (the “Board”) of Firstbank Corporation (the “Bank”) on September 25, 2006.

        This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the compensation issues of the Bank. While it should be interpreted in the context of all applicable laws, regulations, and listing requirements, it is not intended to establish by its own force any legally binding obligations.

        I.        Statement of Purpose

        The Compensation Committee (the “Committee”) shall assist the Board in (a) determining appropriate compensation levels for the Bank’s executive officers, (b) evaluating officer and director compensation plans, policies and programs, (c) reviewing benefit plans for officers and employees, and (d) producing an annual report on executive compensation for the inclusion in the proxy statement.

        II.        Organization

Charter.     At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board for approval.

Members.     The committee shall consist of three to five members of the Board, each of whom has been determined by the Board to be independent in accordance with applicable rules of the NASDAQ National Market. Members of the Committee shall be appointed by the Board and continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by the Board at any time. The committee shall recommend, and the Board shall designate, one member of the Compensation Committee as Chairperson.

Meetings.     In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings. The Committee typically meets in person three times a year, but may meet by telephonic means as deemed appropriate. Additional meetings may be scheduled as circumstances dictate.

Agenda, Minutes and Reports. The Chairperson of the Committee shall be responsible for establishing the agendas for meetings of the Committee. An agenda, together with materials relating to the subject matter of each meeting, shall be provided to members of the Committee. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to Committee members to ensure an accurate final record, approved at a subsequent meeting of the Committee and distributed to the full Board. The Committee shall make regular reports to the Board.

        III.        Key Responsibilities

        The following responsibilities are set forth as a guide with the understanding that the Committee may diverge as appropriate given the circumstances. The Committee is authorized to carry out these and such other responsibilities assigned by the Board from time to time, and take any actions reasonably related to the mandate of this Charter.

        To fulfill its purpose, the Committee shall:

A.	Establish and review the executive compensation philosophy
B.	Review and approve corporate goals and objectives relevant to the CEO and other executive officers’ compensation, including annual performance objectives
C.	Evaluate the performance of the CEO and other executive officers against those corporate goals and objectives, and determine the compensation level for each such person based on this evaluation.
D.	Review on a periodic basis the Bank’s executive compensation programs to determine whether they are properly coordinated and achieve their intended purpose(s) and recommend any appropriate modifications or new programs
E.	Review and recommend to the Board for approval any changes in incentive compensation plans and equity-based compensation plans
F.	Review and recommend all equity-based compensation plans of the Bank and grant awards of shares or share options pursuant to such equity-based plans
G.	Administer and monitor compliance by executives with the rules and guidelines of the Bank’s equity-based plans
H.	Review and recommend to the Board for approval any changes in employee retirement programs, including but not limited to severance and change of control agreements, and broadly review employee salary levels and ranges and employee fringe benefits
I.	Prepare a report to be included in the Bank’s annual proxy statement, in accordance with applicable rules and regulations of the SEC and other applicable regulatory bodies
J.	Conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter

        Philosophy

        The Compensation Committee is guided by the following key principles in determining the compensation of the Bank’s senior executives:

Total compensation opportunities must be competitive. The Committee believes that compensation should reflect the competitive marketplace, which will enable the Company to attract, retain and motivate talented executives. The total compensation package will be based on the pay opportunities of comparable financial institutions and will be targeted at levels that enable the Bank to compete with other employers. The comparable market will include specifically-identified asset-size and geographic peer groups, and other comparable financial institutions with positions of similar scope.

Compensation must be performance based. A significant part of each executive’s compensation should be tied to financial and individual performance, in order to hold executives accountable for the business results of their areas of responsibility, and to encourage and reflect individual contributions to the Bank’s performance in achieving company goals.

Compensation should be aligned with stockholder interests. We believe that aligning the compensation of bank executives with the interests of stockholders encourages them to focus on shareholder returns. To this end the compensation package should include reward opportunities that reflect the returns to our shareholders, which will provide motivation for enhancing shareholder value.

        We use a variety of compensation elements to achieve these goals, including:

•	Base salaries which are designed to provide executives with a reasonable current income that is sufficiently competitive to enable attraction and retention of leaders in the Bank
•	Annual cash incentives which are used to motivate, recognize and reward the achievement of operational, financial and/or strategic goals
•	Long-term incentives are provided for the dual purpose of: 1) aligning executives’ interests with stockholders’ long-term interests; and 2) enhancing the benefit to those executives that remain with the bank for extended periods

        The primary components of compensation at Firstbank Corporation are as follows:

        Base Salary. The goal of establishing fair and competitive base salaries for the named executive officers is to attract and retain top talent. Firstbank Corporation believes that our people make a difference in how successful we are as an organization. The ranges for the base salaries for the named executive officers have been determined using several methods. First, Firstbank Corporation purchases and reviews salary data that compares our salary ranges to our geographic market, and to other banks of our size, to assess whether our salaries are competitive. Secondly, the board of directors engaged outside independent consultants during both 2001 and 2004 to assure that the salaries and salary ranges were reasonable and competitive within the industry. Thirdly, in 2006 the Compensation Committee retained Rahmberg Stover and Associates of Birmingham, Michigan to analyze the total cash compensation of the named executives, including an assessment of the competitiveness of the base salaries and the salary ranges.

        It has been the practice of the company to establish the salaries at or near the mid-point of the range taking into consideration overall individual performance level, an individual’s time and experience in the position, and market forces within the various communities in which we operate. We believe that our named executives’ base salaries are competitive; however, based upon the work recently completed by Rahmberg Stover, the ranges are being adjusted for 2007 to be more comparable with the market. The compensation committee is continuing to work closely with Rahmberg Stover in the updating and establishment of new salary ranges for our executives.

        Annual Short Term Incentive Compensation. Annual short term incentive compensation is the second component of total cash compensation and is also used to attract and retain top talent. The objective of the 2006 annual short term incentive compensation at Firstbank Corporation has been to reward high levels of performance by the corporation and/or the individual units for which the named executives have responsibility, and secondly, to assure that the executive’s total cash compensation is appropriate considering the company’s performance relative to other Michigan banking companies. The annual amount is tied to several performance factors, including the corporation’s financial performance and the performance of the business unit that is the executive’s area of responsibility. The annual short term incentive compensation is designed to reward high levels of performance that have had a positive impact to the corporation within that year – again relating to the performance of the named executive. Since this is not a guaranteed amount and can increase or decrease as the performance levels increase or decrease, the executive puts the short term incentive compensation amount at risk the same way our shareholders have put their investment in our company at risk.

        The Compensation Committee recommended, and the board of directors has approved, a new annual incentive compensation program for the company’s named executives for 2007. The new plan is purely performance based, and includes an earnings hurdle that must be achieved to activate the plan. The incentive target amounts were determined based on the compensation data supplied by Rahmberg Stover. If the earnings hurdle is exceeded, the incentive potential can range from 10 – 65% of the individual’s base salary, depending on the level and role of the executive, and the performance achieved.

        The annual short term incentive compensation fits within the company’s compensation objectives by achieving a competitive total cash compensation package that is geared to performance. Going forward, this component of compensation will only be paid when the financial performance of the company exceeds a pre-set, minimally acceptable level, as determined by the board of directors.

        401(k) Savings Plan. The Firstbank Corporation 401(k) Savings Plan is a defined contribution plan, which complies with the requirements of the Internal Revenue Service and allows a variety of investment options, including Firstbank Corporation stock. Firstbank has chosen to contribute a company “match” that encourages all of our employees to save for their retirement, including the named executive officers. The amount of the match is formula driven at $0.70 on each $1.00 contributed by the employee, up to 6% of their compensation. The company contribution vests to the employee over a 6 year period.

        The 401(k) Savings Plan is the only company sponsored retirement vehicle for our named executive officers. The study performed by Rahmberg Stover indicates that most companies provide superior retirement benefits to executives compared to Firstbank Corporation. The compensation committee continues working with Rahmberg Stover to maintain the competitiveness of the company’s retirement benefits as part of the overall compensation plan.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Comp ($)	Change in Pension Value and Non Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)(1)	(g)	(h)(2)	(i)(3)	(j)

Thomas R. Sullivan President & Chief Executive Officer	2006	$250,000	$61,818	$0	$33,098	$0	$0	$16,404	$361,320

Samuel G. Stone EVP & Chief Financial Officer	2006	$177,500	$40,121	$0	$27,582	$0	$0	$18,889	$264,092

James E. Wheeler, II Vice President	2006	$143,000	$26,858	$0	$27,582	$0	$0	$11,355	$208,795

Dale A. Peters Vice President	2006	$137,000	$23,501	$0	$27,582	$0	$0	$16,525	$204,608

William L. Benear Vice President	2006	$134,000	$25,179	$0	$27,582	$0	$0	$16,302	$203,063

(1)   Amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS123(R) and may include amounts from awards granted in or prior to 2006. Assumptions used in the calculation of these amounts are included in Note 15 to the Corporation’s audited financial statements for the year ended December 31, 2006.
(2)   The Firstbank Corporation Non-Qualified Deferred Compensation plan does not guarantee any income stream at retirement/termination. Each participant recommends the investment of their account balances in funds similar to the funds in the company’s 401(k) plan. There are no above market earnings as each participant bears the investment risk and return of the various securities they have recommended.
(3)   All other compensation includes; 401(k) match, group term life insurance earnings, fringe benefits, perquisites, and “opt-out” earnings for employees who decline the company’s group health insurance.

        Perquisites. Firstbank Corporation maintains a modest level of perquisites for its executives, the value of which is included in the Summary Compensation Table, as part of All Other Compensation. Each of the named executives has business development responsibilities, and is required to travel from time to time in the normal performance of their duties.

        To facilitate the conduct of the company’s business in an appropriate environment, and for entertainment of existing and potential customers, the company maintains memberships in a variety of clubs and organizations. Each of the named executives is provided membership in one or more civic and social organizations or clubs. The executive is responsible for maintaining records of the personal use of such clubs, and personal use is reported as compensation.

        Company owned automobiles are made available for the use of each of the named executives, and each executive records the level of business and personal use of the vehicle assigned. Personal use of the automobile is reported as compensation to the executive in accordance with IRS regulations.

        Stock Option Grants. Shareholders of Firstbank Corporation approved the establishment of a stock option program in 1993, which was supplemented in 1997, and again in 2006. The company grants stock options to all full time benefit eligible employees. The objective in granting options is to link employees’ compensation to the long term performance of the company, with the intent of motivating employees to focus on our overall long term results and return on the shareholders investment. The number of options granted is established based upon the employees’ position and job function within the company. Most employees receive an award of 50 shares under option, which fully vest after 12 months. Management and salaried personnel receive larger option awards, ranging from 100 to 1,500 shares that vest over 5 years. All grants expire at the end of 10 years. The named executives have received awards ranging from 1,250 to 1,500 shares annually. In total, the named executives’ 2006 option awards represented approximately 11% of the total shares awarded.

        The rationale for having such broad distribution of options was to assist all full-time, benefit eligible employees to become shareholders of the company. It was believed that this would instill the employees with the shareholders’ view of the company as a long term investment rather than focusing on short-term actions. However, based upon most employees’ practice of selling their shares immediately after the exercise of their option, we are examining whether this program is achieving the desired result. Management and the board are currently reevaluating providing stock options to all full-time benefit eligible employees.

        The board of directors approves the amount and terms of the stock option grants. The company’s practice has been to award the options following the close of business on the fourth Monday in November, setting the option price at the closing price on that date. Firstbank Corporation has never back dated options, has never granted options at a price lower than the value on the date of grant, and has not provided special treatment or favorable pricing to any employee including the named executives.

Grants of Plan-Based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards (#)	All Other Option Awards: Number of Securities	Exercise or Base Price of Option Award	Grant Date Fair Value of Stock
		Thresh-old ($)	Target ($)	Maxi-mum ($)	Thresh-old (#)	Target (#)	Maxi-mum (#)		Underlying Options (#)	($/Sh)	and Option Awards

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)(1)

Thomas R. Sullivan	11/27/06	$0	$0	$0	0	0	0	0	1,575	$22.00	$8,702
Samuel G. Stone	11/27/06	$0	$0	$0	0	0	0	0	1,312	$22.00	$7,252
James E. Wheeler, II	11/27/06	$0	$0	$0	0	0	0	0	1,312	$22.00	$7,252
Dale A. Peters	11/27/06	$0	$0	$0	0	0	0	0	1,312	$22.00	$7,252
William L. Benear	11/27/06	$0	$0	$0	0	0	0	0	1,312	$22.00	$7,252

(1)     The grant date fair value was computed in accordance with FAS123(R).

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards

Name	# Securities Unexercised Options (#) Exercisable	# Securities Unexercised Options (#) Un-exercisable	Equity Award # of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	# of Shares of Stock That Have Not Vested (#)	Market Value Shares That Have Not Vested ($)	Equity Awards: # of Unearned Shares That Have Not Vested (#)	Equity Awards: Market Value of Unearned Shares That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Thomas R. Sullivan	4,072.24	0	0	14.04	11/24/2007	n/a	n/a	n/a	n/a
	3,878.32	0	0	20.62	11/23/2008
	1,846.82	0	0	15.39	12/01/2009
	2,110.65	0	0	14.21	11/27/2010
	2,010.14	0	0	13.51	11/30/2011
	1,914.32	382.86	0	19.19	11/25/2012
	1,823.26	729.30	0	26.17	11/24/2013
	1,736.44	1.041.86	0	24.46	11/22/2014
	1,653.75	1.323.00	0	22.86	11/28/2015
	1,575.00	1,575.00	0	22.00	11/27/2016

Samuel G. Stone	14,071.00	0	0	14.21	11/27/2010	n/a	n/a	n/a	n/a
	1,675.12	0	0	13.51	11/30/2011
	1,595.35	319.07	0	19.19	11/25/2012
	1,519.38	607.75	0	26.17	11/24/2013
	1,447.03	868.22	0	24.46	11/22/2014
	1,378.13	1,102.50	0	22.86	11/28/2015
	1,312.50	1,312.50	0	22.00	11/27/2016

James E. Wheeler, II	3,257.79	0	0	14.04	11/24/2007	n/a	n/a	n/a	n/a
	3,102.66	0	0	20.62	11/23/2008
	1,477.46	0	0	15.39	12/01/2009
	1,758.88	0	0	14.21	11/27/2010
	1,675.12	0	0	13.51	11/30/2011
	1,595.35	319.07	0	19.19	11/25/2012
	1,519.38	607.75	0	26.17	11/24/2013
	1,447.03	868.22	0	24.46	11/22/2014
	1,378.13	1,102.50	0	22.86	11/28/2015
	1,312.50	1,312.50	0	22.00	11/27/2016

Dale A. Peters	4,072.24	0	0	14.04	11/24/2007	n/a	n/a	n/a	n/a
	3,878.32	0	0	20.62	11/23/2008
	1,846.82	0	0	15.39	12/01/2009
	1,758.88	0	0	14.21	11/27/2010
	1,675.12	0	0	13.51	11/30/2011
	1,595.35	319.07	0	19.19	11/25/2012
	1,519.38	607.75	0	26.17	11/24/2013
	1,447.03	868.22	0	24.46	11/22/2014
	1,378.13	1,102.50	0	22.86	11/28/2015
	1,312.50	1,312.50	0	22.00	11/27/2016

William L. Benear	3,257.79	0	0	14.04	11/24/2007	n/a	n/a	n/a	n/a
	2,972.21	0	0	6.92	08/08/2007
	3,102.66	0	0	20.62	11/23/2008
	1,477.46	0	0	15.39	12/01/2009
	1,758.88	0	0	14.21	11/27/2010
	1,675.12	0	0	13.51	11/30/2011
	1,595.35	319.07	0	19.19	11/25/2012
	1,519.38	607.75	0	26.17	11/24/2013
	1,447.03	868.22	0	24.46	11/22/2014
	1,378.13	1,102.50	0	22.86	11/28/2015
	1,312.50	1,312.50	0	22.00	11/27/2016

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Thomas R. Sullivan	0	$0	0	$0
Samuel G. Stone	0	$0	0	$0
James E. Wheeler, II	3,420.68	$40,569.26	0	$0
Dale A. Peters	0	$0	0	$0
William L. Benear	0	$0	0	$0

        Deferred Compensation Plan. Firstbank Corporation provided a Non-Qualified Deferred Compensation plan for senior executives and directors, including the named officers, from 1992 until 2004. The plan was funded exclusively by the directors and officers from their fees and salaries, respectively, and the company has made no assurance of future value. The only expense to the company was equal to the contribution that the executive would have received in the company’s 401(k) plan had the executive not deferred income into the deferred compensation plan. The plan was discontinued on December 31, 2004, and no additional contributions are allowed.

        The plan was designed to allow the participants to more effectively manage their income tax liability, and was intended to be neutral to the company’s earnings. It provided an opportunity for executives and directors to defer the receipt of income until after they separated from service to the company, a time at which the individual assumes the income will receive more favorable income tax treatment than if the income were taken at present.

        As noted below, the amounts shown for aggregate earnings in the Non-Qualified Deferred Compensation Plan table represent the actual earnings achieved on the funds deferred by the named executives. The company reports this amount as income from the investment of those funds, and records an equal amount of expense for the increased liability to the executive, the net effect of which is neutral to company earnings.

Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year End ($)	Registrant Contributions in Last Fiscal Year End ($)	Aggregate Earnings in Last Fiscal Year End ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
(a)	(b)	(c)	(d)(1)	(e)	(f)

Thomas R. Sullivan	$0	$0	$54,620	$0	$1,108,132
Samuel G. Stone	$0	$0	$4,309	$0	$31,362
James E. Wheeler, II	$0	$0	$57,133	$0	$828,197
Dale A. Peters	$0	$0	$511	$0	$8,473
William L. Benear	$0	$0	$19,122	$0	$121,484

(1)     Reflects the increase in market value and distribution of earnings made with respect to the various securities recommended by the participant.

        Restricted Stock Grants. Firstbank Corporation has restricted stock available to grant under the same, shareholder approved, plan that allows stock option grants. Restricted stock has been used as an executive recruitment tool in order to attract top talent in cases where the individual being recruited is forfeiting an equity stake at their previous employer. Each award is determined during negotiations with the potential employee. Normally, restricted stock awards vest over a five year period, vest upon achievement of certain predetermined goals, or vest upon some combination of time and achievement. Grants of restricted stock also provide these new executives with an ownership stake in the company, focusing them on shareholder return.

        Potential Payments Upon Termination or Change of Control. The company has entered into Continuity Agreements with each of the named executive officers. These agreements provide the individual a severance benefit only if a “change of control” event occurs during the time the agreement remains in effect. If a “change of control” occurs and the executive’s employment is involuntarily terminated, then the named executives are entitled to 1.5 times their annual salary and incentive compensation, plus continuation of a similar level of insurance benefits that are offered to all other executives, for two years.

        The severance benefits payable to the named executive officers, assuming a triggering event had occurred as of December 31, 2006, would be as follows:

Name	Base Salary ($)	Annual Short Term Incentive Compensation ($)	Insurance Continuation ($)	Total Payments ($)
(a)	(b)	(c)	(d)	(e)

Thomas R. Sullivan	$375,000	$92,727	$14,800	$482,527
Samuel G. Stone	$266,250	$60,182	$14,800	$341,232
James E. Wheeler	$214,500	$40,287	$14,800	$269,587
Dale A. Peters	$205,500	$35,252	$14,800	$255,552
William L. Benear	$201,000	$37,769	$14,800	$253,569

        In exchange for the right to the severance benefits, Firstbank’s continuity agreements contain a non-competition clause that limits the executive’s work related activities if they are no longer employed by Firstbank Corporation. The non-competition clause is an important piece of the continuity agreement due to the confidential and privileged nature of the information that each executive has regarding Firstbank Corporation. The non-competition clause is effective upon execution of the agreement, and is enforceable regardless of whether a “change of control” occurs.

        The severance benefit formula is the same for each of the named executives, regardless of position. The salary and benefit continuation payments are guaranteed to the individual if the continuity agreement, i.e., a “change of control”, is triggered 6 months before or 2 years after the date of the change in control event. The non-competition clause covers a geographical area within 25 miles of any of our bank’s main offices and is for a period of 2 years after the date of the event.

        Director Compensation. All of the directors of Firstbank Corporation are also directors of one or more of the subsidiary banks within the holding company. As a result, directors receive compensation for their duties at both the holding company and bank level. Mr. Sullivan does not receive director fees. Outside directors of the Corporation and of the subsidiary banks have the option of receiving fees in cash or to purchase Firstbank Corporation common stock, except when the fee is noted as being paid in shares of common stock.

        Firstbank Corporation purchases compensation data that compares our level of director compensation to other banking companies in our geographic market, and to other banking companies of our size and structure. A portion of the engagement of Rahmberg Stover will also assist us with ensuring that our directors are paid on a competitive basis.

        The Corporation pays its Chairman of the Board a retainer of $3,000 per year and 100 shares of the Corporation’s common stock. The Chairman of the Audit Committee and the Chairman of the Compensation Committee are each paid a retainer of $3,000 per year. Additionally, each outside corporate director, including the Chairman, receives 400 shares of the Corporation’s common stock as a retainer and is paid a fee for attendance at meetings of the board or board committees. A fee of $700 is paid for each regular Board of Directors meeting attended, $250 for each conference call in which the director participates, $1,250 for each full day and $1,000 for each half day special Board of Directors meeting attended. Directors who serve on the Corporation’s Audit and Compensation Committees are paid $250 for each committee meeting attended.

        Outside Chairman of the Boards of Directors of the banks each receive 100 shares of the Corporation’s common stock as a retainer. Additionally, each outside member of the Firstbank – Alma, Firstbank (Mt. Pleasant), Firstbank – West Branch, Firstbank – Lakeview, and Firstbank – St. Johns boards of directors, including the Chairman, receives 100 shares of Firstbank Corporation common stock per year as a retainer, and is paid a meeting fee for attendance at board meetings as follows: $450 is paid for each regular bank board of directors meeting attended; $750 for each full day and $500 for each half day special bank board of directors meeting attended; and outside directors who also serve on committees of the Bank Board are paid $100 for each meeting attended, except directors serving on the bank’s Executive Committee are paid $200 for attendance at Executive Committee meetings. Each outside director of Keystone Community Bank is paid a retainer of $3,000 per year, and outside Vice Chairmen of that board are paid an additional $1,000 retainer. Each outside director of Keystone Community Bank is paid a fee of $600 for each regular bank board of directors attended, and outside directors who also serve on committees of the Keystone Community Bank board are paid $150 for each meeting attended, except the Chairman of the Keystone Community Bank Audit Committee is paid at total of $300 for attendance at meetings of the Audit Committee.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and NQ Deferred Comp Earnings ($)	All Other Compen-sation ($)	Total ($)
(a)	(b)(1)	(c)(2)	(d)	(e)	(f)(3)	(g)(4)	(h)

William Goggin	$18,750	$16,688	$0	$0	$0	$0	$35,438
Chairman
Duane Carr	$15,800	$11,920	$0	$0	$0	$385	$28,105
Director
David Fultz	$18,150	$11,920	$0	$0	$0	$0	$30,070
Director
Jeff Gardner Director and Compensation	$24,450	$9,536	$0	$0	$0	$657	$34,643
Committee Chair
Edward Grant	$23,100	$14,236	$0	$0	$0	$234	$37,570
Director and Audit Committee Chair
David Roslund	$17,700	$11,920	$0	$0	$0	$0	$29,620
Director
Samuel Smith	$18,200	$11,920	$0	$0	$0	$0	$30,120
Director
Thomas R. Sullivan	$0	$0	$0	$0	$0	$0	$0
Director

(1) Compensation includes earnings for both the corporate board and bank board fees, as well as any committees the director serves on.
(2) Represents unrestricted shares of common stock valued at the market price on the grant date.
(3) The Firstbank Corporation deferred compensation plan does not guarantee any income stream at retirement/termination. Each participant recommends the investment of their account balances in a similar line up of funds as the company’s 401(k) plan. There are no above market earnings as each participant bears the investment risk and return of the various securities they have recommended.
(4) Other income includes: mileage reimbursements for corporate meeting travel.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Exchange Act requires the Corporation’s directors, officers and persons who own more than 10% of the Corporation’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). SEC regulations require such reporting persons to furnish the Corporation with copies of all such reports they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for those persons, the Corporation believes that from January 1, 2006 through December 31, 2006, its directors, officers and greater than 10% shareholders complied with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Directors and officers of the Corporation and their associates were customers of, and had transactions with, the Corporation’s subsidiary banks in the ordinary course of business between January 1, 2006 and December 31, 2006. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. All loans to directors, officers and their associates were current as of December 31, 2006.

        The Corporation and its subsidiary banks are subject to Federal Reserve Board Regulation O which governs extensions of credit by the Corporation’s banks to any executive officer, director or principal shareholder of the Corporation or its banks. We have established processes for reviewing and approving related party transactions. Related party transactions are approved by the Board of Directors of the appropriate entity and the related person does not participate in the deliberations or vote respecting approval or ratification of the related party transaction. We disclose related party transactions in our proxy statement to the extent required by the Securities and Exchange Commission.

RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The financial statements of the Corporation for the year ended December 31, 2006, have been examined by Crowe Chizek and Company LLC, certified public accountants, as independent auditors of the Corporation for the 2006 fiscal year. A representative of Crowe Chizek and Company LLC will be at the annual meeting of shareholders and will have an opportunity to make a statement and be available to answer appropriate questions. Crowe Chizek and Company LLC has been the Corporation’s auditor for many years. The Audit Committee has not yet selected an independent registered public accounting firm to audit our financial statements for 2007.

        Audit Fees

        The following table shows the fees for professional services of Crowe Chizek for audit and other services they provided to Firstbank for 2006 and 2005:

	2006	2005

Audit Fees (1)	$247,000	$257,750
Audit-Related Fees (2)	4,750	13,500
Tax Fees (3)	33,625	18,045
All Other Fees (4)	106,247	39,040

(1)	Includes the aggregate fees billed for professional services rendered by Crowe Chizek in 2005 and 2006 for the audit of Firstbank’s annual financial statements, and review of financial statements included in Firstbank’s quarterly reports on Form 10-Q. Included in 2006 and 2005 audit fees, are aggregate fees billed for the audit of the Company’s Sarbanes/Oxley section 404 compliance for internal controls.
(2)	Principally audits of employee benefit plans.
(3)	Principally tax compliance services (including U.S. federal and state tax returns), cost segregation studies, review of quarterly tax computations and consultations regarding various tax strategies.

(4)	All Other Fees are charges associated with review of SEC documents and computations related to the acquisition of Keystone Community Bank (2005 only), and consultation regarding Firstbank’s establishment of FBMI Risk Management Services, Inc. (2006 only).

        The Audit Committee’s policy is to pre-approve all audit services and non-audit services that are to be performed for Firstbank by its independent auditors. Under the Audit Committee’s policy, authority to pre-approve permitted services has been delegated to the Audit Committee chairman who can act alone for circumstances when pre-approval is not obtained from the full Audit Committee. Any pre-approval by the delegated authority is required to be reported to the Audit Committee at its next meeting. For 2006, all of the services described in the table above were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS

        Shareholder proposals intended to be presented at the 2008 annual meeting must be received by the Corporation for inclusion in its proxy statement and form of proxy relating to that meeting by November 16, 2007. Shareholder proposals should be made in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and should be addressed to Samuel G. Stone, Secretary, Firstbank Corporation, 311 Woodworth Avenue, Alma, Michigan 48801. Proxies to be solicited by the Corporation to vote at the annual meeting of shareholders to be held in 2008 may confer discretionary authority on the persons named as proxies to vote on any matter if the Corporation does not have notice of the matter by February 1, 2008.

Exhibit A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
FIRSTBANK CORPORATION

I.	Purpose

        The primary function of the Audit Committee is to assist the Board by overseeing (1) the quality and integrity of the Company’s accounting, auditing and reporting practices, (2) the performance of the Company’s internal audit function and independent auditor, and (3) the Company’s disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board of Directors have established.

        The Audit Committee shall provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditor and the Board of Directors.

II.	Membership

A.	Independence—The Audit Committee shall be comprised of three or more members, each of whom (1) must qualify as an independent director under the listing requirements of NASDAQ and Section 301 of the Sarbanes-Oxley Act, (2) shall not have participated in the preparation of the financial statements of the Company or any subsidiary during the prior three year period, and (3) shall be free from any relationship to the Company that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic financial and accounting practices, and at least one member of the Committee shall be a “financial expert” in compliance with the criteria established by the Securities and Exchange Commission.
B.	Appointment—The members shall be nominated by the Executive Committee and appointed annually to one-year terms by the Board. The Executive Committee shall recommend, and the Board shall designate, one member of the Audit Committee as Chair.
C.	Limitations. A member of the Audit Committee shall not simultaneously serve on the audit committee of more than two other public companies.

III.	Meetings

        Meetings of the Audit Committee shall be subject to the Committee procedure rules set forth in the Company’s Bylaws and its own rules of procedure, which shall be consistent with those Bylaws and the following:

A.	The Audit Committee shall meet at least four (4) times annually and more frequently as circumstances require. Periodically and at least annually, a regularly scheduled meeting of the Committee shall conclude with an executive session of the Committee, absent members of management and on such terms and conditions as the Committee may elect. In addition, the Committee may meet periodically with management; the internal Audit Liaison and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or the internal Audit Liaison or independent auditors believe should be discussed privately.
B.	Following each of its meetings, the Audit Committee shall deliver a report on the meeting to the Board, including a description of all significant actions taken by the Audit Committee.
C.	The Audit Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

IV.	Responsibilities, Duties and Authority

        The Audit Committee shall have the following responsibilities, duties and authority:

A.	Document and Report Review

1.	Review and update this Charter periodically or as conditions dictate (at least, annually).
2.	Review the Company’s annual financial statements and any reports issued by the independent auditors.
3.	Review the summary report of the internal audit firm and management’s response to such reports.
4.	Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K.
5.	Review with financial management and, to the extent deemed appropriate by the Audit Committee or the independent auditors, with the independent auditors, the quarterly report on Form 10-Q prior to its filing.

B.	Independent Auditors

1.	Appoint, approve the compensation of, and provide oversight of the Company’s independent auditor, including the removal of the Company’s independent auditors. The independent auditors shall report directly to the Committee, and the Committee shall oversee the resolution of any disagreements between management and the independent auditors.
2.	Administer the Company’s Policy Regarding the Approval of Audit and Nonaudit Services Provided by the Independent Auditor.
3.	Review the independent auditors’ attestation and report on management’s internal control report, and hold timely discussions with the independent auditors regarding:

(a)	All critical accounting policies and practices;
(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;
(c)	Other material written communications between the independent auditor and management including, but not limited to, management letter and schedule of unadjusted differences;
(d)	An analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements; and
(e)	All significant relationships the auditors have with the Company to determine the auditors’ objectivity and independence, undertaking or recommending appropriate action to ensure and continue that independence.

4.	At least annually, obtain and review a report by the independent auditor describing:

(a)	The firm’s internal quality control procedures;
(b)	Any material issues raised by the most recent internal quality-control review, peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;
(c)	All relationships between the independent auditor and the Company; and
(d)	All significant relationships the auditors have with the Company to determine the auditors’ objectivity and independence, undertaking or recommending appropriate action to ensure and continue that independence.

C.	Financial Reporting Processes

1.	Review the integrity of the Company’s financial reporting process, both internal and external, giving consideration to consultation with management, the independent auditors and the internal auditor.

2.	Consider and approve, as appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, management or the internal auditor.
3.	Establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, or auditing matters, including procedures necessary to receive and respond to confidential and anonymous submissions by Company employees regarding questionable accounting or auditing matters.

D.	Internal Auditors

1.	Review and approve the appointment, replacement, reassignment, or dismissal of the firm performing the internal audit duties and periodically and at least annual review the performance of this firm.
2.	At least annually review and approve the internal audit plan, and periodically ensure adequate resources are available to execute the plan.
3.	Review the results of completed internal audits with the firm performing the internal audit duties and monitor corrective actions taken by management, as deemed appropriate.
4.	Review with the independent auditor its assessment of internal audit function practices and objectivity.

E.	Ethical and Legal Compliance

1.	Review the Company’s Code of Business Conduct, approved by the Board of Directors, to ensure that management has maintained a system to comply with expected ethical and legal requirements.
2.	Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.
3.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.
4.	Discuss the Company’s major financial and accounting risk exposures and steps taken by management to control or mitigate those exposures.

F.	Other

1.	Review with the independent auditors, the internal auditing department and management the extent to which changes or improvement in financial or accounting practices, as approved by the Audit Committee, have been implemented.
2.	Prepare the report that the SEC requires to be included in the Company’s annual Proxy Statement.
3.	Perform an annual self-assessment relative to the Audit Committee’s purpose, duties and responsibilities set forth in this Charter.
4.	To the extent it deems appropriate, and with or without full Board approval, obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to perform its duties and responsibilities.
5.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

V.	Limitation of Audit Committee’s Role

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

REVOCABLE PROXY
FIRST BANK CORPORATION

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For Annual Meeting of Shareholders
On April 23, 2007

The undersigned, a shareholder of FIRSTBANK CORPORATION, hereby appoints THOMAS R. SULLIVAN and SAMUEL G. STONE as proxies, each with full power to act without the other and to appoint his substitute and hereby authorizes them to represent and vote as designated hereon, all shares of Firstbank Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Firstbank Corporation to be held April 23, 2007 and at any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.      Date _____________, 2007

__________________________________________________________________________________
Shareholder sign above    Co-holder (if any) sign above

1.	IN THE ELECTION OF DIRECTORS (except as marked to the contrary below):	For [ ]	Withhold [ ]	For All Except [ ]

        Duane A. Carr
        David W. Fultz
        William E. Goggin

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

_________________________________

2.	Upon all matters which may properly come before the meeting, including matters incident to the conduct of the meeting or any adjournments thereof.	For [ ]	Against [ ]	Abstain [ ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN A MANNER DIRECTED HEREIN BY THE BELOW SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1, AND IN THE PROXIES’ DISCRETION ON OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or company name by authorized person.

Detach above card, sign, date and mail in postage paid envelope provided.

FIRSTBANK CORPORATION

PLEASE MARK/SIGN, DATE AND RETURN THIS PROXY
PROMPTLY USING THE ENCLOSED ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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